Exhibit (k)(6)

AMENDMENT NO. 1

TO

THE AGENCY AGREEMENT

BETWEEN

NORTHSTAR REALTY FINANCE CORP.

AND

DST SYSTEMS, INC.

This amendment ( “Amendment”) is entered into on February XX, 2017 (the “Effective Date”) and amends the AGENCY AGREEMENT effective July 9, 2014 by and between DST SYSTEMS, INC., a Delaware corporation with offices at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 (“DST”), and NORTHSTAR REAL ESTATE INCOME TRUST, INC., a corporation organized under the laws of the State of Maryland, with offices at 399 Park Avenue, 18th Floor, New York, New York 10022, NORTHSTAR REAL ESTATE INCOME II, INC., a corporation organized under the laws of the State of Maryland, with offices at the address previously set forth, NORTHSTAR HEALTHCARE INCOME, INC., a corporation organized under the laws of the State of Maryland, with offices at the address previously set forth, NORTHSTAR/RXR NEW YORK METRO REAL ESTATE, INC., a corporation organized under the laws of the State of Maryland, with offices at the address previously set forth, each of which corporations are sponsored by COLONY NORTHSTAR, INC., a Maryland corporation (successor to NorthStar Realty Finance Corp and NorthStar Asset management Group, Inc., “Colony NorthStar”) and any other Financial Products hereinafter set forth on Exhibit A-2, attached to the Agency Agreement, each having signed a signature page to the Agency Agreement in the form of Exhibit A-1, attached to the Agency Agreement, as amended from time to time, or signed this Amendment (each such real estate investment program hereinafter jointly and severally referred to as “Financial Product” and each Financial Product intending to qualify as a real estate investment trust (“REIT”) or a regulated investment company (“RIC”) pursuant to the Internal Revenue Code of 1986, as amended, advised by registered investment advisors that are wholly owned subsidiaries of CNI Advisor Holdings, LLC and sponsored by Colony NorthStar), each having its principal place of business at 399 Park Avenue, 18th Floor, New York, NY 10022.

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, NorthStar (on behalf of each Financial Product) and DST agree as follows:

1.	The parties acknowledge and agree all references in the Agency Agreement to “NorthStar” shall mean Colony NorthStar and all prior references to “Trust” shall be replaced with “Financial Product.”

2.	Section 3.B. Section 3.B is deleted in its entirety.

3.	Section 3.F. The following Section 3.F is hereby added:

“All shares issued and outstanding as of the date of this Agreement were issued pursuant to an effective registration statement under the 1933 Act or were exempt or were issued in a transaction or transactions exempt from the registration requirements of the 1933 Act. Any shares issued after the date hereof will be issued pursuant to an effective registration statement under the 1933 Act, unless in each case such shares or transaction is exempt from the registration requirements of the 1933 Act.”

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4.	Section 7.J. The following Section 7.J is hereby added:

“Notwithstanding anything herein to the contrary and subject to the limitations of liability set forth within this Agreement, with respect to "as of" adjustments, DST will not assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of securityholder instructions, but DST will discuss with the Financial Product DST's accepting liability for an "as of" on a case-by-case basis and may accept financial responsibility for a particular situation resulting in a financial loss to the Financial Product where such loss is “material”, as hereinafter defined, and, under the particular facts at issue, DST in its discretion believes DST’s conduct was culpable and DST’s conduct is the sole cause of the loss. A loss is “material” for purposes of this Section 7.J. when it results in a pricing error on a given day which is (i) greater than a negligible amount per securityholder, (ii) equals or exceeds one ($.01) full cent per share times the number of shares outstanding or (iii) equals or exceeds the product of one-half of one percent (1%) times Financial Product’s Net Asset Value per share times the number of shares outstanding (or, in case of (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time). When DST concludes that it should contribute to the settlement of a loss, DST’s responsibility will commence with that portion of the loss over $0.01 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class).”

5.	Exhibit A.1. Exhibit A.1 is hereby deleted in its entirety and replaced with the new Exhibit A.1 attached hereto.

6.	Exhibit B. Exhibit B is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto.

7.	Effect on Agreement. As of the Effective Date, this Amendment shall be effective to amend the Agency Agreement and to the extent of any conflict between the Agency Agreement and this Amendment, this Amendment shall control.

8.	Execution in Counterparts/Facsimile Transmission. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment. This Amendment may also be signed by exchanging facsimile copies of this Amendment, duly executed, in which event the parties hereto will promptly thereafter exchange original counterpart signed copies hereof.

9.	Agreement in Full Force and Effect. Except as specifically modified by this Amendment, the terms and conditions of the Agency Agreement shall remain in full force and effect, and the Agency Agreement, as amended by this Amendment, and all of its terms, including, but not limited to any warranties and representations set forth therein, if any, are hereby ratified and confirmed by the Sponsor and DST as of the Effective Date.

10.	Capitalized Terms. All capitalized terms used but not defined in this Amendment will be deemed to be defined as set forth in the Agency Agreement.

11.	Authorization. Each party hereby represents and warrants to the other that the person or entity signing this Amendment on behalf of such party is duly authorized to execute and deliver this

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Amendment and to legally bind the party on whose behalf this Amendment is signed to all of the terms, covenants and conditions contained in this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

CNI ADVISOR HOLDINGS, LLC

By:

Title:

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

By:

Title:

NORTHSTAR REAL ESTATE INCOME II, INC.

By:

Title:

NORTHSTAR HEALTHCARE INCOME, INC.

By:

Title:

NORTHSTAR/RXR NEW YORK REAL ESTATE, INC.

By:

Title:

NORTHSTAR REAL ESTATE CAPITAL INCOME MASTER FUND

By:

Title:

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND

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By:

Title:

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND-T

By:

Title:

NORTHSTAR/TOWNSEND INSTITUTIONAL REAL ESTATE FUND INC.

By:

Title:

DST SYSTEMS, INC.

By:

Title:

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EXHIBIT A.1

EXHIBIT TO THE AGENCY AGREEMENT

LIST OF FINANCIAL PRODUCTS

NAME	CUSIP

NORTHSTAR REAL ESTATE INCOME TRUST, INC.	66705J107

NORTHSTAR REAL ESTATE INCOME II, INC.	66705W108,66705W207

NORTHSTAR HEALTHCARE INCOME, INC.	66705T105

NORTHSTAR/RXR NEW YORK METRO REAL ESTATE, INC.	66706F104,66706F203,66706F302

NORTHSTAR REAL ESTATE CAPITAL INCOME MASTER FUND	N/A

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND	66707F103,66707F202,66707F301

NORTHSTAR REAL ESTATE CAPITAL INCOME FUND-T	66708A103

NORTHSTAR/TOWNSEND INSTITUTIONAL REAL ESTATE FUND INC.	66708B101,66708B200,66708B309

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EXHIBIT B

DST SYSTEMS, INC

NORTHSTAR FEE SCHEDULE

TERM: 5 YEARS

I.	Account Service Fees:

A.	Complex Minimum Fee	$315,188 per year

B.	Account and Processing Fees Compared to Minimum:
Non Level 3 Open Accounts
0 – 25,000	$26.27 per acct per year
25,000 – 50,000	$24.16 per acct per year
50,001 – 75,000	$22.06 per acct per year
> 75,000	$19.96 per acct per year
Level 3 Open Accounts
0 – 25,000	$23.11 per acct per year
25,000 – 50,000	$21.01 per acct per year
50,001 – 75,000	$18.91 per acct per year
> 75,000	$16.81 per acct per year
Closed Account Fee	$1.58 per acct per year
New Account Setup Fee - Manual	$10.51 per NASU
New Account Setup Fee – Semi-Automated	$7.35 per NASU
New Account Setup Fee – Automated	$5.25 per NASU
Phone Calls	$5.25 per call
Manual Correspondence	$5.25 per item

(Note: The Complex Minimum (Section I.A) applies unless and until the charges in Section I.B exceed the then current Complex Minimum Fee, at which time only the Account Fees in I.B. apply.)

II.	Closed-End & Interval Fund Fees:

A.	CUSIP Minimum Fee	$25,000 per CUSIP per year

B.	Account and Processing Fees Compared to Minimum:

Asset Based Fees (basis points) [1]
$0 to $250,000,000	1.75 Basis Points
$250,000,000 - $1,000,000,000	1.50 Basis Points
> $1,000,000,000	0.50 Basis Points
Non Level 3 Open Accounts	$5.00 per acct per year

1 Each financial product, inclusive of all share classes for that product, is measured individually for purposes of the asset based fees described above as of the end of the billing period.

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(Note: CUSIP Minimum (Section II.A) applies unless aggregate charges for all products in the affected month included in Section II.B exceed one-twelfth of the annual minimum.)

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III.	Other Services: [2]
Other Product Base Fee	$26,266 per year per CUSIP

(Other Products include, but are not limited to Limited partnerships, Reg D offerings, DST, TIC, 1031 or other similar products that have a limited number of investors allowed. Account and Processing Fees in I.B above apply in addition to the Other Product Base Fee.)

Automated Work Distributor ™ (AWD)	$5,253 per user

(Does not include hardware or third-party software, products will be priced separately as requested)

CUSIP Setup Fee	$10,506 per CUSIP
CUSIP Deconversion Fee	$15,759 per CUSIP
AIP	$2,500 per month
Distribution Fee	$2,000 per CUSIP per month

Escheatment - RPO
CUSIP Fee	$142.59 per CUSIP per filing
Per Item	$1.00 per item plus expenses as incurred
Fiduciary Fee	$25.00 per SSN
K-1 Account Fee	$2.00 per account
K-1 Minimum Fee	$5,000 per year
(Provide K-1 allocation file to the client selected tax preparer)
TA2000 Data Transmission to non DSTO print vendors	$0.023 per record
*Aged History Retention Fee – Online	$5.25 per 1,000 lines
*Aged History Retention Fee – Offline	$3.15 per 1,000 lines

IV.	Bundled Services
Internet Dealer Commissions	Bundled
DST Programming Hours (50 Hours per year)	Bundled

V.	*Programming/Implementation Fees:
*Computer/Technical Personnel (2016 Standard Rates):
*Business Analyst/Tester:
Dedicated	$113,087 per year (1,690 hours)
On Request	$90.48 per hour
*COBOL Programmer:
Dedicated	$173,663 per year (1,690 hours)
On Request	$135.20 per hour
*Workstation Programmer:
Dedicated	$220,630 per year (1,690 hours)
On Request	$180.96 per hour

2 DST requires 120 days’ notice to begin providing Optional Services, which time period may be reduced upon mutual agreement.  DST requires 120 days’ notice to cease supporting and billing for Optional Services.  The Fund will be billed for Optional Services ended prior to the 120 days at the average monthly amount for that function from the prior six months invoices multiplied by the number of months or partial months to the full 120 day period.

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*Web Developer:
Dedicated	$260,543 per year (1,690 hours)
On Request	$215.28 per hour
*Full Service Staff Support:
Senior Staff Support	$77.50 per hour
Staff Support	$57.50 per hour
Clerical Support	$47.50 per hour

Notes to Above Fees:

1)	The initial term is five (5) years. A Cost of Living increase will occur annually upon each anniversary of the Service Agreement in an amount not less than the annual percentage of change in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as last reported by the U.S. Bureau of Labor Statistics. Items marked by an “*” are subject to change with 60 day notice.

2)	Other Fees and Expenses are billed as incurred. Other Fees and Expenses include but are not limited to: confirmation statements, AML/CIP, regulatory compliance, *Compliance+Program($32,000/yr), escheatment, freight, internal postage, quarterly statements, postage, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, bank fees, transcripts, microfilm, microfiche, *disaster recovery[3], hardware at customer’s facility, telecommunications/network configuration, and lost shareholder search/tracking, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Fund's request at the Fund's or a third party's premises, telecommunications equipment, telephone/telecommunication lines between the Fund and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and National Securities Clearing Corporation ("NSCC") transaction fees, if applicable, to the extent any of the foregoing are paid by DST.

3)	Any fees, reimbursable, or other expenses not paid within 30 days of receipt of invoice will be charged a late payment fee of 1.5% per month until payment is received.

3The annual charge of $0.206 per account, paid monthly in increments of one-twelfth of the annual charge, and will increase proportionate to any increase in DST’s costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after DST’s declaration of a disaster. Data communications expenses for connectivity to the backup sites (DST owned or recovery vendor provided) are part of the DST network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

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